CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the incorporation by reference of our report dated February 22, 2019 on the December 31, 2018 financial statements, included in this Registration Statement (Form N-1A) of Prospector Funds, Inc., filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 21 under the Securities Act of 1933 and Post-Effective Amendment No. 24 under the Securities Act of 1940 (Registration No. 333-143669 and 811-22077, respectively).
/s/ Ernst & Young LLP
Minneapolis, Minnesota
April 26, 2019

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